Exhibit 99.1

For Immediate Release

Contact:	Ken Bond	Deborah Hellinger
	Oracle Investor Relations	Oracle Corporate Communications
	1.650.607.0349	1.212.508.7935
	ken.bond@oracle.com	deborah.hellinger@oracle.com

Oracle Announces Fiscal Year 2026 First Quarter Financial Results

•
Q1 Remaining Performance Obligations $455 billion, up 359% in both USD and constant currency
•
Q1 GAAP Earnings per Share down 2% to $1.01, Non-GAAP Earnings per Share up 6% to $1.47
•
Q1 Total Revenue $14.9 billion, up 12% in USD and up 11% in constant currency
•
Q1 Cloud Revenue (IaaS plus SaaS) $7.2 billion, up 28% in USD and up 27% in constant currency
•
Q1 Cloud Infrastructure (IaaS) Revenue $3.3 billion, up 55% in USD and up 54% in constant currency
•
Q1 Cloud Application (SaaS) Revenue $3.8 billion, up 11% in USD and up 10% in constant currency
•
Q1 Fusion Cloud ERP (SaaS) Revenue $1.0 billion, up 17% in USD and up 16% in constant currency
•
Q1 NetSuite Cloud ERP (SaaS) Revenue $1.0 billion, up 16% in USD and up 15% in constant currency

AUSTIN, Texas, September 9, 2025 -- Oracle Corporation (NYSE: ORCL) today announced fiscal 2026 Q1 results. Total Remaining Performance Obligations were up 359% year-over-year in both USD and constant currency to $455 billion. Total quarterly revenues were up 12% in USD, and up 11% in constant currency to $14.9 billion. Cloud revenues were up 28% in USD, and up 27% in constant currency to $7.2 billion. Software revenues were down 1% in USD, and down 2% in constant currency to $5.7 billion.

Q1 GAAP operating income was $4.3 billion. Non-GAAP operating income was $6.2 billion, up 9% year-over-year in USD and up 7% in constant currency. GAAP net income was $2.9 billion. Non-GAAP net income was $4.3 billion, up 8% in USD and up 6% in constant currency. Q1 GAAP earnings per share was $1.01, down 2% in USD and down 5% in constant currency. Non-GAAP earnings per share was $1.47, up 6% in USD and up 4% in constant currency.

Short-term deferred revenues were $12.1 billion. Over the last twelve months, operating cash flow was $21.5 billion, up 13% in USD.

“We signed four multi-billion-dollar contracts with three different customers in Q1,” said Oracle CEO, Safra Catz. “This resulted in RPO contract backlog increasing 359% to $455 billion. It was an astonishing quarter—and demand for Oracle Cloud Infrastructure continues to build. Over the next few months, we expect to sign-up several additional multi-billion-dollar customers and RPO is likely to exceed half-a-trillion dollars. The scale of our recent RPO growth enables us to make a large upward revision to the Cloud Infrastructure portion of Oracle’s overall financial plan which we will be presenting in detail next month at the Financial Analyst Meeting. As a bit of a preview, we expect Oracle Cloud Infrastructure revenue to grow 77% to $18 billion this fiscal year—and then increase to $32 billion, $73 billion, $114 billion, and $144 billion over the subsequent four years. Most of the revenue in this 5-year forecast is already booked in our reported RPO. Oracle is off to a brilliant start to FY26.”

“MultiCloud database revenue from Amazon, Google and Microsoft grew at the incredible rate of 1,529% in Q1,” said Oracle Chairman and CTO, Larry Ellison. “We expect MultiCloud revenue to grow substantially every quarter for several years as we deliver another 37 datacenters to our three Hyperscaler partners, for a total of 71. And next month at Oracle AI World, we will introduce a new Cloud Infrastructure service called the ‘Oracle AI Database’ that enables our customers to use the Large Language Model of their choice—including Google’s Gemini, OpenAI’s ChatGPT, xAI’s Grok, etc.—directly on top of the Oracle Database to easily access and analyze all their existing database data. This revolutionary new cloud service enables the tens of thousands of our database customers to instantly unlock the value in their data by making it easily accessible to the most advanced AI reasoning models. Oracle AI Cloud Infrastructure and the Oracle MultiCloud AI Database will both contribute to dramatically increasing cloud demand and consumption over the next several years. AI Changes Everything.”

The board of directors declared a quarterly cash dividend of $0.50 per share of outstanding common stock. This dividend will be paid to stockholders of record as of the close of business on October 9, 2025, with a payment date of October 23, 2025.

•
A sample list of customers which purchased Oracle Cloud services during the quarter will be available at www.oracle.com/customers/earnings/.
•
A list of recent technical innovations and announcements is available at www.oracle.com/news/.
•
To learn what industry analysts have been saying about Oracle’s products and services see www.oracle.com/corporate/analyst-reports/.

Earnings Conference Call and Webcast

Oracle will hold a conference call and webcast today to discuss these results at 4:00 p.m. Central. A live and replay webcast will be available on the Oracle Investor Relations website at www.oracle.com/investor/.

About Oracle

Oracle offers integrated suites of applications plus secure, autonomous infrastructure in the Oracle Cloud. For more information about Oracle (NYSE: ORCL), please visit us at www.oracle.com.

# # #

Trademarks

Oracle, Java, MySQL, and NetSuite are registered trademarks of Oracle Corporation. NetSuite was the first cloud company—ushering in the new era of cloud computing.

"Safe Harbor" Statement: Statements in this press release relating to future plans, expectations, beliefs, intentions and prospects, including future demand for our products, the functionality and benefits of new products and our expectations regarding growth in RPO, Oracle Cloud Infrastructure and MultiCloud revenue are "forward-looking statements" and are subject to material risks and uncertainties. Risks and uncertainties that could affect our current expectations and our actual results, include, among others: our ability to develop new products and services, integrate acquired products and services and enhance our existing products and services, including our AI products; our management of complex cloud and hardware offerings, including the sourcing of technologies and technology components such as graphic processing units; our ability to anticipate, plan for, secure and manage datacenter capacity; significant coding, manufacturing or configuration errors in our offerings; risks associated with acquisitions; business volatility and risks associated with government contracting; economic, political and market conditions, including tariffs and trade wars; information technology system failures, privacy and data security concerns; cybersecurity breaches; unfavorable legal proceedings, government investigations, and complex and changing laws and regulations. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading "Risk Factors." Copies of these filings are available online from the SEC or by contacting Oracle's Investor Relations Department at (650) 506-4073 or by clicking on SEC Filings on the Oracle Investor Relations website at www.oracle.com/investor/. All information set forth in this press release is current as of September 9, 2025. Oracle undertakes no duty to update any statement in light of new information or future events.

ORACLE CORPORATION

Q1 FISCAL 2026 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in millions, except per share data)

	Three Months Ended August 31,				% Increase	% Increase (Decrease)
	2025	% of Revenues	2024	% of Revenues	(Decrease) in US $	in Constant Currency (1)
REVENUES
Cloud	$7,186	48%	$5,623	42%	28%	27%
Software	5,721	38%	5,766	44%	(1%)	(2%)
Hardware	670	5%	655	5%	2%	1%
Services	1,349	9%	1,263	9%	7%	5%
Total revenues	14,926	100%	13,307	100%	12%	11%
OPERATING EXPENSES
Cloud and software	3,607	24%	2,597	19%	39%	38%
Hardware	178	1%	162	1%	10%	9%
Services	1,099	7%	1,147	9%	(4%)	(5%)
Sales and marketing	2,063	14%	2,036	15%	1%	0%
Research and development	2,491	17%	2,306	17%	8%	8%
General and administrative	376	2%	358	3%	5%	4%
Amortization of intangible assets	420	3%	624	5%	(33%)	(33%)
Acquisition related and other	13	0%	13	0%	10%	8%
Restructuring	402	3%	73	1%	448%	439%
Total operating expenses	10,649	71%	9,316	70%	14%	14%
OPERATING INCOME	4,277	29%	3,991	30%	7%	4%
Interest expense	(923)	(6%)	(842)	(6%)	10%	10%
Non-operating income, net	73	0%	20	0%	250%	286%
INCOME BEFORE INCOME TAXES	3,427	23%	3,169	24%	8%	4%
Provision for income taxes (2)	500	3%	240	2%	108%	101%
NET INCOME	$2,927	20%	$2,929	22%	0%	(4%)
EARNINGS PER SHARE:
Basic	$1.04		$1.06
Diluted	$1.01		$1.03
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	2,826		2,761
Diluted	2,909		2,851

(1)
We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2025, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods. Movements in international currencies relative to the United States dollar during the three months ended August 31, 2025 compared with the corresponding prior year period increased our total revenues by 1 percentage point and operating income by 3 percentage points.
(2)
Provision for income taxes for the first quarter of fiscal 2026 includes the impact of the One, Big, Beautiful Bill Act, which was signed into law on July 4, 2025.

ORACLE CORPORATION

Q1 FISCAL 2026 FINANCIAL RESULTS

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in millions, except per share data)

	Three Months Ended August 31,						% Increase (Decrease) in US $		% Increase (Decrease) in Constant Currency (2)
	2025 GAAP	Adj.	2025 Non-GAAP	2024 GAAP	Adj.	2024 Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
TOTAL REVENUES	$14,926	$—	$14,926	$13,307	$—	$13,307	12%	12%	11%	11%
TOTAL OPERATING EXPENSES	$10,649	$(1,959)	$8,690	$9,316	$(1,717)	$7,599	14%	14%	14%	14%
Stock-based compensation (3)	1,124	(1,124)	—	1,007	(1,007)	—	12%	*	12%	*
Amortization of intangible assets (4)	420	(420)	—	624	(624)	—	(33%)	*	(33%)	*
Acquisition related and other	13	(13)	—	13	(13)	—	10%	*	8%	*
Restructuring	402	(402)	—	73	(73)	—	448%	*	439%	*
OPERATING INCOME	$4,277	$1,959	$6,236	$3,991	$1,717	$5,708	7%	9%	4%	7%
OPERATING MARGIN %	29%		42%	30%		43%	(133) bp.	(111) bp.	(183) bp.	(144) bp.
INCOME TAX EFFECTS (5)	$500	$603	$1,103	$240	$682	$922	108%	20%	101%	17%
NET INCOME	$2,927	$1,356	$4,283	$2,929	$1,035	$3,964	0%	8%	(4%)	6%
DILUTED EARNINGS PER SHARE	$1.01		$1.47	$1.03		$1.39	(2%)	6%	(5%)	4%
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	2,909	—	2,909	2,851	—	2,851	2%	2%	2%	2%

(1)
This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.
(2)
We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2025, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.
(3)
Stock-based compensation was included in the following GAAP operating expense categories:

	Three Months Ended August 31, 2025			Three Months Ended August 31, 2024
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP
Cloud and software	$156	$(156)	$—	$141	$(141)	$—
Hardware	7	(7)	—	6	(6)	—
Services	49	(49)	—	43	(43)	—
Sales and marketing	177	(177)	—	162	(162)	—
Research and development	647	(647)	—	569	(569)	—
General and administrative	88	(88)	—	86	(86)	—
Total stock-based compensation	$1,124	$(1,124)	$—	$1,007	$(1,007)	$—
(4)
Estimated future annual amortization expense related to intangible assets as of August 31, 2025 was as follows:

Remainder of fiscal 2026	$1,219
Fiscal 2027	672
Fiscal 2028	635
Fiscal 2029	561
Fiscal 2030	522
Fiscal 2031	332
Thereafter	226
Total intangible assets, net	$4,167

(5)
Income tax effects were calculated reflecting an effective GAAP tax rate of 14.6% and 7.6% in the first quarter of fiscal 2026 and 2025, respectively, and an effective non-GAAP tax rate of 20.5% and 18.9% in the first quarter of fiscal 2026 and 2025, respectively. The difference in our GAAP and non-GAAP tax rates in the first quarter of fiscal 2026 was primarily due to the net tax effects related to stock-based compensation expense; acquisition related and other items, including the tax effects on amortization of intangible assets; and restructuring expense, partially offset by the impact of the One, Big, Beautiful Bill Act (refer to Appendix A for additional information), and net deferred tax effects related to an income tax benefit that was previously recorded due to the partial realignment of our legal entity structure. The difference in our GAAP and non-GAAP tax rates in the first quarter of fiscal 2025 was primarily due to the net tax effects related to stock-based compensation expense; acquisition related and other items, including the tax effects on amortization of intangible assets; and restructuring expense, partially offset by the net deferred tax effects related to an income tax benefit that was previously recorded due to the partial realignment of our legal entity structure.

*	Not meaningful

ORACLE CORPORATION

Q1 FISCAL 2026 FINANCIAL RESULTS

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in millions)

	August 31, 2025	May 31, 2025
ASSETS
Current Assets:
Cash and cash equivalents	$10,445	$10,786
Marketable securities	560	417
Trade receivables, net	8,843	8,558
Prepaid expenses and other current assets	4,786	4,818
Total Current Assets	24,634	24,579
Non-Current Assets:
Property, plant and equipment, net	53,194	43,522
Intangible assets, net	4,167	4,587
Goodwill	62,211	62,207
Deferred tax assets	11,734	11,877
Other non-current assets	24,509	21,589
Total Non-Current Assets	155,815	143,782
TOTAL ASSETS	$180,449	$168,361
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Notes payable and other borrowings, current	$9,079	$7,271
Accounts payable	8,203	5,113
Accrued compensation and related benefits	1,794	2,243
Deferred revenues	12,098	9,387
Other current liabilities	8,700	8,629
Total Current Liabilities	39,874	32,643
Non-Current Liabilities:
Notes payable and other borrowings, non-current	82,236	85,297
Income taxes payable	10,583	10,269
Operating lease liabilities	14,094	11,536
Other non-current liabilities	8,996	7,647
Total Non-Current Liabilities	115,909	114,749
Stockholders’ Equity	24,666	20,969
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$180,449	$168,361

ORACLE CORPORATION

Q1 FISCAL 2026 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

($ in millions)

	Three Months Ended August 31,
	2025	2024
Cash Flows From Operating Activities:
Net income	$2,927	$2,929
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,351	804
Amortization of intangible assets	420	624
Deferred income taxes	515	(151)
Stock-based compensation	1,124	1,007
Other, net	164	130
Changes in operating assets and liabilities:
Increase in trade receivables, net	(245)	(81)
Decrease in prepaid expenses and other assets	59	367
Decrease in accounts payable and other liabilities	(334)	(531)
(Decrease) increase in income taxes payable	(391)	24
Increase in deferred revenues	2,550	2,305
Net cash provided by operating activities	8,140	7,427
Cash Flows From Investing Activities:
Purchases of marketable securities and other investments	(471)	(477)
Proceeds from sales and maturities of marketable securities and other investments	255	15
Capital expenditures	(8,502)	(2,303)
Net cash used for investing activities	(8,718)	(2,765)
Cash Flows From Financing Activities:
Payments for repurchases of common stock	(95)	(150)
Proceeds from issuances of common stock	1,170	179
Shares repurchased for tax withholdings upon vesting of restricted stock-based awards	(17)	(851)
Payments of dividends to stockholders	(1,413)	(1,103)
Repayments of commercial paper, net	(238)	(396)
Proceeds from issuances of term loan credit agreements	—	5,627
Repayments of senior notes and other borrowings	(1,052)	(7,630)
Other financing activities, net	1,855	(261)
Net cash provided by (used for) financing activities	210	(4,585)
Effect of exchange rate changes on cash and cash equivalents	27	85
Net (decrease) increase in cash and cash equivalents	(341)	162
Cash and cash equivalents at beginning of period	10,786	10,454
Cash and cash equivalents at end of period	$10,445	$10,616

ORACLE CORPORATION

Q1 FISCAL 2026 FINANCIAL RESULTS

FREE CASH FLOW - TRAILING 4-QUARTERS (1)

($ in millions)

	Fiscal 2025				Fiscal 2026
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

GAAP Operating Cash Flow	$19,126	$20,287	$20,745	$20,821	$21,534

Capital Expenditures	(7,855)	(10,745)	(14,933)	(21,215)	(27,414)

Free Cash Flow	$11,271	$9,542	$5,812	$(394)	$(5,880)

Operating Cash Flow % Growth over prior year	8%	19%	14%	12%	13%

Free Cash Flow % Growth over prior year	19%	(6%)	(53%)	(103%)	(152%)

GAAP Net Income	$10,976	$11,624	$12,160	$12,443	$12,441

Operating Cash Flow as a % of Net Income	174%	175%	171%	167%	173%

Free Cash Flow as a % of Net Income	103%	82%	48%	(3%)	(47%)

(1)
To supplement our statements of cash flows presented on a GAAP basis, we use non-GAAP measures of cash flows on a trailing 4-quarter basis to analyze cash flow generated from operations. We believe free cash flow is also useful as one of the bases for comparing our performance with our competitors. The presentation of non-GAAP free cash flow is not meant to be considered in isolation or as an alternative to net income as an indicator of our performance, or as an alternative to cash flows from operating activities as a measure of liquidity.

ORACLE CORPORATION

Q1 FISCAL 2026 FINANCIAL RESULTS

SUPPLEMENTAL ANALYSIS OF GAAP REVENUES (1)

($ in millions)

	Fiscal 2025					Fiscal 2026
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
REVENUES BY OFFERINGS
Cloud	$5,623	$5,937	$6,210	$6,737	$24,506	$7,186				$7,186
Software license	870	1,195	1,129	2,007	5,201	766				766
Software support	4,896	4,869	4,797	4,961	19,523	4,955				4,955
Software	5,766	6,064	5,926	6,968	24,724	5,721				5,721
Hardware	655	728	703	850	2,936	670				670
Services	1,263	1,330	1,291	1,348	5,233	1,349				1,349
Total revenues	$13,307	$14,059	$14,130	$15,903	$57,399	$14,926				$14,926
AS REPORTED REVENUE GROWTH RATES
Cloud	21%	24%	23%	27%	24%	28%				28%
Software license	7%	1%	(10%)	9%	2%	(12%)				(12%)
Software support	0%	0%	(2%)	1%	0%	1%				1%
Software	1%	0%	(4%)	3%	0%	(1%)				(1%)
Hardware	(8%)	(4%)	(7%)	1%	(4%)	2%				2%
Services	(9%)	(3%)	(1%)	(2%)	(4%)	7%				7%
Total revenues	7%	9%	6%	11%	8%	12%				12%
CONSTANT CURRENCY REVENUE GROWTH RATES (2)
Cloud	22%	24%	25%	27%	24%	27%				27%
Software license	8%	3%	(8%)	8%	3%	(13%)				(13%)
Software support	0%	0%	0%	0%	0%	(1%)				(1%)
Software	1%	0%	(2%)	2%	1%	(2%)				(2%)
Hardware	(8%)	(3%)	(5%)	0%	(4%)	1%				1%
Services	(8%)	(3%)	1%	(2%)	(3%)	5%				5%
Total revenues	8%	9%	8%	11%	9%	11%				11%
CLOUD REVENUES BY OFFERINGS
Cloud applications	$3,469	$3,503	$3,558	$3,742	$14,272	$3,839				$3,839
Cloud infrastructure	2,154	2,434	2,652	2,995	10,234	3,347				3,347
Total cloud revenues	$5,623	$5,937	$6,210	$6,737	$24,506	$7,186				$7,186
AS REPORTED REVENUE GROWTH RATES
Cloud applications	10%	10%	9%	12%	10%	11%				11%
Cloud infrastructure	45%	52%	49%	52%	50%	55%				55%
Total cloud revenues	21%	24%	23%	27%	24%	28%				28%
CONSTANT CURRENCY REVENUE GROWTH RATES (2)
Cloud applications	10%	10%	10%	11%	10%	10%				10%
Cloud infrastructure	46%	52%	51%	52%	51%	54%				54%
Total cloud revenues	22%	24%	25%	27%	24%	27%				27%
GEOGRAPHIC REVENUES
Americas	$8,372	$8,933	$9,000	$10,034	$36,339	$9,662				$9,662
Europe/Middle East/Africa	3,228	3,381	3,421	3,996	14,025	3,481				3,481
Asia Pacific	1,707	1,745	1,709	1,873	7,035	1,783				1,783
Total revenues	$13,307	$14,059	$14,130	$15,903	$57,399	$14,926				$14,926

(1)
The sum of the quarterly information presented may vary from the year-to-date information presented due to rounding.
(2)
We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2025 and 2024 for the fiscal 2026 and fiscal 2025 constant currency growth rate calculations presented, respectively, rather than the actual exchange rates in effect during the respective periods.

APPENDIX A

ORACLE CORPORATION

Q1 FISCAL 2026 FINANCIAL RESULTS

EXPLANATION OF NON-GAAP MEASURES

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude certain business combination accounting entries and expenses related to acquisitions, as well as other significant expenses including stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects related to each of the below items except for the impact of the One, Big, Beautiful Bill Act:

• Stock-based compensation expenses: We have excluded the effect of stock-based compensation expenses from our non-GAAP operating expenses, income tax effects and net income measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

• Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP operating expenses, income tax effects and net income measures. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

• Acquisition related and other expenses; and restructuring expenses: We have excluded the effect of acquisition related and other expenses and the effect of restructuring expenses from our non-GAAP operating expenses, income tax effects and net income measures. We incurred expenses in connection with our acquisitions and also incurred certain other operating expenses or income, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition related and other expenses consisted of personnel-related costs for transitional and certain other employees, certain business combination adjustments including certain adjustments after the measurement period has ended, and certain other operating items, net. Restructuring expenses consisted of employee severance and other exit costs. We believe it is useful for investors to understand the effects of these items on our total operating expenses. Although acquisition related and other expenses and restructuring expenses may diminish over time with respect to past acquisitions and/or strategic initiatives, we generally will incur certain of these expenses in connection with any future acquisitions and/or strategic initiatives.

• Impact of the One, Big, Beautiful Bill Act (OBBBA): OBBBA was signed into law on July 4, 2025. We recorded a net tax expense of $958 million during the first quarter of fiscal 2026, primarily related to the remeasurement of a deferred tax liability previously recorded during fiscal 2021, as part of the partial realignment of our legal entity structure. We have excluded the impact of this charge from our non-GAAP income taxes and net income measures in the first quarter of fiscal 2026. We believe making these adjustments provides insight to our operating performance and comparability to past operating results.